Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 31, 2010, except for Note 15 as which the date is October 4, 2010, relating to the financial statements and financial statement schedule of RNK, Inc., d/b/a RNK Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Fiondella Milone & Lasaracina, LLP

Glastonbury, Connecticut

October 6, 2010